UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2009

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2009, Mr. Robert S. Autor, executive vice president, operations and technology, and the Corporation agreed that Mr. Autor will be leaving the Corporation on the terms and conditions set forth in a separation agreement (the "Agreement"). The material terms of the Agreement are as follows. Mr. Autor will receive a cash payment totaling $1,300,000 and a cash bonus of $100,000. For a 12 month period following the termination of his employment, Mr. Autor is eligible for the Corporation’s outplacement services and executive physical programs. Mr. Autor is entitled to receive continuation of employer-provided medical benefits through November 30, 2010. In addition, Mr. Autor has agreed to continue his role in the Corporation's on-going loan servicing negotiations with the Department of Education and for other projects through June 30, 2010, for a total fee of $300,000.

Finally, under the terms of the Agreement, Mr. Autor will not compete with the Corporation or solicit the Corporation’s clients for six months following his termination of employment, and will not solicit or hire the Corporation’s employees 24 months following his termination of employment.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

May 7, 2009	By:	/s/ MARK L. HELEEN

Name: MARK L. HELEEN
Title: EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL